                                 Exhibit 7(a)



     (a) FORM OF APPLICATION SUPPLEMENT FOR SCUDDER COMMISSIONED POLICY (33105)

[PARAGON
 LIFE INSURANCE
 COMPANY LOGO HERE]

                             APPLICATION SUPPLEMENT
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1. Proposed Insured
                   -------------------------------------------------------------
                              Last         First          MI            Maiden

2. Date of Birth       /       /          3.  Sex:    [_]  Male    [_]  Female
                 ---------------------

4. Applicant (if other than proposed insured)
                                              ----------------------------------
                                                  Last         First         MI

5. Owner                      6. Owner Social Security Number    -       -
        ------------------                                    ------------------

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--------------------------------------------------------------------------------

   VARIABLE LIFE INFORMATION (REQUIRED IF APPLYING FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE -
                ----------------------------------------------------------------

  7.  Premium Allocation (0 or minimum of 10%. Percentages must be total 100%):
    [_]  Money Market Portfolio...............................                 %
                                                               ----------------
    [_]  Bond Portfolio.......................................                 %
                                                               ----------------
    [_]  Capital Growth Portfolio.............................                 %
                                                               ----------------
    [_]  Balanced Portfolio...................................                 %
                                                               ----------------
    [_]  Growth and Income Portfolio..........................                 %
                                                               ----------------
    [_]  Global Discovery Portfolio...........................                 %
                                                               ----------------
    [_]  International Portfolio..............................                 %
                                                               ----------------
    [_]  Small Company Growth Portfolio.......................                 %
                                                               ----------------
    [_]  Large Company Growth Portfolio.......................                 %
                                                               ----------------

  8.  Suitability Information:
      a. Have you received a prospectus for the policy/certificate applied for? Yes [_] No [_]

                 Date of Prospectus:          /     /
                                         -----------------
                 Date of any supplement:      /     /
                                         -----------------
      b. Do you understand that:
           (i) the death benefit and cash surrender value will increase or decrease depending on investment experience, and
           (ii)  there is no guaranteed cash surrender value or minimum death
                 benefit?   [_] Yes   [_] No

      c. Do you believe that the policy/certificate applied for meets your insurance objectives and your anticipated financial needs?
         Yes [_]  No [_]

  9. Signatures:  Dated at                                       on
                          ---------------------------------------   -----------------------------------------
                             City,           State              Month             Day             Year

---------------------------------     --------------------------------------------     -----------------------------------------
Proposed Insured                      Owner (if other than Applicant)                 Applicant (if other than Proposed Insured)


This is a part of the application and will be part of the policy/certificate, if one is issued.
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